Exhibit 5

Roberta Goes Cown, Esq.
Corporate Counsel, FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202

June 17, 2005

FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202

Re:  Registration Statement on Form S-8 Relating to Shares of Common
    Stock Issuable Pursuant to FPIC Insurance Group, Inc. Director Stock Option Plan

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of FPIC Insurance Group, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 615,000 shares of common stock, par value $.10, issuable pursuant to the FPIC Insurance Group, Inc. Director Stock Option Plan (the "Plan"), as amended. The common stock issuable pursuant to the Plan is referred to herein as the "Shares."

I have examined and am familiar with the following:

A.    Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

B.    Bylaws, as amended, of the Company;

C.    The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

D.    Such other documents, Company records and matters of law as I have deemed to be pertinent.

Based on the foregoing, it is my opinion that:

1.    The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

2.    The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

I hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Roberta Goes Cown
Roberta Goes Cown, Esq.